                    SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934

Check the appropriate box:

[ ]Preliminary InformationStatement [  ]Confidential, for use ofthe Commission
[ ]Definitive Information Statement     only (as permitted by Rule 14c-5(d)(2))


                                AIR T, INC.
               (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
     [  ] No fee required.
     [  ] Fee computed on table below per Exchange Act Rules
          14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

_______________________________________________________________________________

     (2)  Aggregate  number of securities to which  transaction applies:

_______________________________________________________________________________

     (3)   Per  unit  price  or other  underlying  value  of transaction
           computed   pursuant   to   Exchange   Act Rule 0-11:

_______________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

     (5)  Total fee paid:

_______________________________________________________________________________

    [   ]    Check box if any part of the fee is offset as provided  by
             Exchange Act Rule 0-11(a)(2) and  identify the  filing  for
             which  the offsetting  fee  was  paid previously.    Identify
             the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
          __________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          __________________________________________

     (3)  Filing Party:
          __________________________________________

     (4)  Date Filed:
          __________________________________________

                           AIR T, INC.

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD AUGUST 22, 2000

To Our Stockholders:

      The annual meeting of stockholders of Air T, Inc. (the "Company") will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Tuesday, August 22, 2000 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

          1.To elect ten directors to serve until their successors are duly elected and qualified;

          2.To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

          3.To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only stockholders of record as of the close of business on July 3, 2000 are entitled to notice of and to vote at the annual meeting and adjournments thereof.

      Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you musteither attend the meeting or deliver a valid proxy to a personwho attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

      The  annual  report  of the Company also  accompanies  this notice.

                              By Order of the Board of Directors


                              John J. Gioffre
                              Secretary

July 18, 2000

                          Air T, Inc.
                        3524 Airport Road
                  Maiden, North Carolina 28650
                    Telephone (704) 377-2109

                      INFORMATION STATEMENT

      This information statement is furnished to the stockholders of Air T, Inc. (hereinafter sometimes referred to as the
"Company") by the Board of Directors in connection with the annual meeting of stockholders of the Company to be held on Tuesday, August 22, 2000 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. Action will be taken at the annual meeting for the election of directors, the ratification of the appointment of independent auditors, and any other business that properly comes before the meeting. As provided in the Company's bylaws, up to ten directors may be elected.

      Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This information statement is being mailed to stockholders on or about July 18, 2000. The Company's 2000 Annual Report to
Stockholders accompanies this information statement.

                        VOTING SECURITIES

     Only stockholders of record at the close of business on July 3, 2000 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is 2,746,153. The presence of a majority of the outstanding shares of the
Company's Common Stock, par value $.25 per share (the "Common Stock"), represented in person or by proxy at the meeting will constitute a quorum. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not effect the outcome of the election of directors. The ratification of independent auditors and any other business coming before the meeting requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

                    CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of June 1, 2000 by each person that beneficially owns five percent or more of the shares of Common Stock. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                            Amount of
 Title of                                   Beneficial
  Class          Name and Address of        Ownership     Precent
                  Beneficial Owner         as of June 1,    Of
                                               2000        Class
Common      Walter Clark and Caroline     1,339,716(1)     47.9%
Stock, par  Clark, Executors(1)
value $.25  P.O. Box 488
per share   Denver, North Carolina 28650

            William H. Simpson            266,080(2)       9.6%
            P.O. Box 488
            Denver, North Carolina 28650


_____________________________

(1) Includes 1,279,272 shares controlled by such individuals as the executors of the estate of David Clark, 8,222 shares owned by Walter Clark, 50,000 shares purchasable by Walter Clark under options awarded by the Company and 2,222 shares owned by Caroline Clark.

(2)  Includes 1,200 shares held jointly with J. Hugh Bingham  and
     20,500 shares under options granted by the Company.

                      ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. All of the incumbent directors were elected by the stockholders at the last annual meeting. As provided in the Company's bylaws, up to ten directors may be elected.


                DIRECTORS AND EXECUTIVE OFFICERS

     J. Hugh Bingham, age 54, has served as President and Chief Operating Officer of the Company since April 1997, as Senior Vice President of the Company from June 1990 until April 1997, as Executive Vice President from June 1983 to June 1990, and as a director since March 1987. Mr. Bingham also serves as Chief Executive Officer and a director of MAC, as Chief Executive Officer of MAS and as an Executive Vice President and director of CSA.

     Walter Clark, age 43, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April

1997.   Mr. Clark also serves as a director of MAC and CSA.   Mr.
Clark  was elected a director of the Company in April 1996.   Mr.
Clark was self-employed in the real estate development business from 1985 until April 1997.

     John J. Gioffre, age 56, has served as Vice President-Finance and Chief Financial Officer of the Company since April 1984 and as Secretary/Treasurer of the Company since
June 1983. He has served as a director of the Company since March 1987. Mr. Gioffre also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA and as Vice President-Finance, Treasurer and Secretary of MAS.

     J. Leonard Martin, age 63, was elected a director in August 1994 and joined the Company as a Vice President in April 1997. From June 1995 until April 1997, Mr. Martin was an independent aviation consultant. From April 1994 to June 1995, Mr. Martin has served as Chief Operating Officer of Musgrave Machine & Tool, Inc., a machining company. From January 1989 to April 1994, Mr. Martin served as a consultant to the North Carolina Air Cargo Authority in connection with the establishment of the Global TransPark air cargo facility in Kinston, North Carolina. From 1955 through 1988 Mr. Martin was employed by Piedmont Airlines, a commercial passenger airline, in various capacities, ultimately serving as Senior Vice President-Passenger Services.

     William H. Simpson, age 52, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985. Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and Executive Vice President of MAS.

     Menda J. Street, age 48, has served as Vice President of MAC since 1984, and in various other capacities at MAC since 1979.

     Claude S. Abernethy, Jr., age 73, was elected as director of the Company in June 1990. For the past five years, Mr. Abernethy has served as a Senior Vice President of IJL Wachovia Securities, a securities brokerage and investment banking firm, and its predecessor. Mr. Abernethy is also a director of Carolina Mills, Inc. and Ridgeview Incorporated.

     Sam Chesnutt, age 66, was elected a director of the Company in August 1994. Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm. From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

     Allison T. Clark, age 44, has served as a director of the Company since May 1997. Mr. Clark is self-employed in the real estate development business since 1987.

     Herman A. Moore, age 70, was elected a director of the Company on June 22, 1998. Mr. Moore is the president of Herman
A. Moore & Assoc., Inc., a real estate development company.

     George C. Prill, age 77, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984. Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, since November 1992 and was retired from 1990 until that time. From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville, Virginia, which performed consulting services for the aerospace and airline industry. Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

     The officers of the Company and its subsidiaries each serve at the pleasure of the Board of Directors. Allison Clark and Walter Clark are brothers.

     Each director receives a director's fee of $500 per month and an attendance fee of $500 is paid to outside directors for each meeting of the board of directors or a committee thereof. Pursuant to the Company's 1998 Omnibus Securities Award Plan (the "Plan") each director who is not an employee of the Company received an option to purchase 1,000 shares of Common Stock at an exercise price of $6.375 per share (the closing bid price per share on the date of stockholder approval of the Plan.) The Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the Plan. Such options expire ten years after the date they were granted.

      The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee consists of Messrs. Abernethy, Chesnutt and Moore each of whom is not an employee of the Company. The Audit Committee met once during the fiscal year. On May 18, 2000, the Company adopted a charter for the Audit Committee. The principal functions of the Audit Committee, included in the charter, are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year, to review the scope, fees and results of the audit performed by the independent auditors and to review the adequacy of the Company's system of internal  accounting  controls  and  the  scope  and  results  of internal auditing procedures, to meet at least quarterly to review the Company's financial results with management and the independent auditors prior to the release of quarterly financial information, and to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders. On June 6, 2000, the Company certified to Nasdaq the Company's compliance with Nasdaq's new audit committee charter requirements and compliance with the new audit committee structure and composition requirements.

     The Compensation Committee, which met twice times during the most recent fiscal year, consists of Messrs. Abernethy, Chesnutt and Prill, all of whom are non-employee directors. The functions of the Compensation Committee include establishing policies for the compensation of the Company's executive officers and determining the types and amounts of remuneration to be paid to the Company's executive officers.

      During  the fiscal year ended March 31, 2000, the Board  of

Directors met three times. Each of the directors attended at least 75 percent of the total of the meetings of the Board of Directors and committees thereof on which such director served during such period.

      The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors and executive officers of the Company as a group as of June 1, 2000. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

     SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                                       Shares and Percent of
                                      Common Stock Beneficially
                                      Owned as of June 1, 2000
     Name      Position with Company  No. of Shares     Percent

J. Hugh Bingham  President, Chief     122,080(1)(2)        4.4%
                 Operating Officer,
                 Director

Walter Clark     Chairman of the      1,337,494(3)        47.8%
                 Board of Directors
                 and Chief Executive
                 Officer

John J. Gioffre  Vice President-      60,580(4)            2.2%
                 Finance, Chief
                 Financial Officer,
                 Secretary and
                 Treasurer, Director

J. Leonard       Vice President,      3,100(5)              *
Martin           Director

William H.       Executive Vice       266,080(1)(6)        9.6%
Simpson          President, Director

Claude S.        Director             44,611(7)(8)         1.6%
Abernethy, Jr.

Sam Chesnutt     Director             10,100(7)             *

Allison T.       Director             3,222(7)              *
Clark

Herman A. Moore  Director             31,000(7)            1.1%

George C. Prill  Director             46,966(7)            1.7%

All directors    N/A                  1,942,033(9)        68.5%
and executive
officers as a
group (11
persons)
__________________________________________

*    Less than one percent.
(1)  Includes  1,200 shares jointly held by Messrs.  Simpson  and Bingham.
(2) Includes 3,000 shares under options granted by the Company to Mr. Bingham.

(3) Includes 1,279,272 shares held by the estate of David Clark, of which Mr. Walter Clark is a co-executor and 50,000 shares under options granted by the Company to Mr. Walter Clark.
(4)  Includes  3,000 shares under options granted by the  Company to Mr. Gioffre.
(5) Such 100 shares are held by Mr. Martin's spouse of which shares Mr. Martin disclaims beneficial ownership and 3,000 shares under options granted by the Company to Mr. Martin.
(6)  Includes 20,500 shares under options granted by the  Company to Mr. Simpson.
(7)  Includes 1,000 shares under options granted by the Company.
(8) Includes 20,400 shares held by the Estate of Raenelle B. Abernethy, of which Mr. Abernethy is the executor.
(9) Includes an aggregate of 87,500 shares of Common Stock members of such group have the right to acquire within 60 days.

                     EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid during each of the three most recent fiscal years to the Company's Chief Executive Officer and to the four other executive officers on March 31, 2000 with total compensation of $100,000 or more.

                   SUMMARY COMPENSATION TABLE


                                                    Long-term
Name and Principal      Annual Compensation      Compensation Awards
    Position           Year Salary($) Bonus($)  Securities Underlying
                                                     Options (#)

Walter Clark (1)       2000  130,189  15,080          50,000
Chief Executive        1999  132,527  20,900            -
Officer                1998  76,236   10,000            -

J. Hugh Bingham        2000  203,325  15,080            -
President              1999  203,774  20,900           9,000
                       1998  184,445  70,721            -

John J. Gioffre        2000  126,545  11,311            -
Vice President         1999  128,297  15,675           9,000
                       1998  127,142  52,641            -

J. Leonard Martin (2)  2000  126,849  6,880             -
Vice President         1999  129,955  4,000            9,000
                       1998  117,751 15,953             -

William H. Simpson     2000  203,463  15,080           9,000
Executive Vice         1999  204,008  20,900            -
President              1998  195,809  70,721            -


__________________________________________

(1)  Mr. Walter Clark commenced his employment in April 1997.
(2)  Mr. Martin commenced his employment in April 1997.

      The following table sets forth, for each of the executive officers listed in the Summary Compensation Table information with respect to grants of options to purchase Common Stock made by the Company to such executive officers during the fiscal year ended March 31, 2000, as well as a calculation of the potential realizable value based upon assumed annual rates of stock price appreciation of five and ten percent per year.

                     OPTION GRANTS IN LAST FISCAL YEAR

                                                            Potential
                Individual  Percent of                   Realizable value at
                  Grants      Total      Exer-                Assumed
                 Numberof    Options     cise              Annual Rates of
                Securities Granted To     or                Stock Price
                Underlying  Employees    Base               Appreciation
                  Options       in      Price                for option
     Name        Granted(#)   Fiscal           Expiration     Term (3)
                               Year     ($/SH)    Date     5%($)    10%($)

Walter Clark(1)     50,000     56.2%     3.19    1/28/10  100,309   254,202

J. Hugh Bingham       -          -        -        -         -         -

John J. Gioffre       -          -        -        -         -         -

J. Leonard Martin     -          -        -        -         -         -

William H.Simpson(2) 9,000     10.1%     3.19   1/28/05     7,932    17,528

_________________

(1)The options were granted pursuant to the Company's 1998 Omnibus Securities Award Plan (the "Plan"). Options become exercisable upon the date of grant. The options expire ten years after the date of grant. In addition, the options expire immediately upon the termination of employment, other than termination by the Company without cause or as a result of death, permanent disability or retirement after age 55 with the consent of the Company. Options expire three months after termination of employment without cause, one year after death, permanent disability or retirement after age 55 with the consent of the Company.

(2)The options were granted pursuant to the Plan. Options become exercisable with respect to one-half of the total number of shares on the date of grant and with respect to the other one half on the first anniversary of the date of grant. In addition, upon a "change in control" of the Company, as defined in the Plan, the options become immediately exercisable. The options expire five years after the date of grant. In addition, the options expire immediately upon the termination of employment, other than termination by the Company without cause or as a result of death, permanent disability or retirement after age 55 with the consent of the Company. Options expire three months after termination of employment without cause, one year after death, permanent disability or retirement after age 55 with the consent of the Company.

(3)These amounts, based on the assumed 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock and may not reflect the actual value ultimately realized by recipients of the options.

     The  following  table sets forth, for each of the  executive officers listed in the Summary Compensation Table who exercised options to purchase shares of Common Stock during the most recent fiscal year, the number of shares purchased and the value realized upon exercise, which is determined based on the aggregate fair market value of the shares at the time of the exercise minus the aggregate exercise price. The table also sets forth the number of shares of Common Stock underlying unexercised options at March 31, 2000 held by each of the executive officers listed in the Summary Compensation Table. The table also includes the value of such options at March 31, 2000 based upon the closing bid price of the Company's Common Stock in the over-the-counter market on that date ($3.50 per share) and the exercise price of the options.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                  FISCAL YEAR-END OPTION VALUES

                                                      Value of Unexercised
                                 Number of Securities     In-the-Money
               Shares            Underlying Unexercised      Options
              Acquired  Value    Options at FY-End (#)     at FY-End ($)
                 On    Realized   Exercis   Unexercis   Exercis  Unexercis
 Name         Exercise#   ($)       able       able       able      able

Walter Clark       -       -       50,000       -        15,500      -

J. Hugh Bingham    -       -        9,000      6,000     15,750     4,500

John J. Gioffre    -       -        7,000      6,000     11,250     4,500

J. Leonard Martin  -       -        3,000      6,000      2,250     4,500

William H.Simpson  -       -       28,500      4,500     57,395     1,395



                      EMPLOYMENT AGREEMENTS

     Effective January 1, 1996, the Company and each of its subsidiaries entered into employment agreements with J. Hugh Bingham, John J. Gioffre and William H. Simpson, each of substantially similar form. Each of such employment agreements provides for an annual base salary ($130,000, $103,443 and $165,537 for Messrs. Bingham, Gioffre and Simpson, respectively) which may be increased upon annual review by the Compensation Committee of the Company's Board of Directors. In addition, each such agreement provides for the payment of annual incentive bonus compensation equal to a percentage (2.0%, 1.5% and 2.0% for Messrs. Bingham, Gioffre and Simpson, respectively) of the Company's consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of such bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.

     The initial term of each such employment agreement expires on March 31, 1999, and the term is automatically extended for additional one-year terms unless either such executive officer or the Company's Board of Directors gives notice to terminate automatic extensions which must be given by December 1 of each year (commencing with December 1, 1996).

     Each such agreement provides that upon the executive officer's retirement, he shall be entitled to receive an annual benefit equal $75,000 ($60,000 for Mr. Gioffre), reduced by three percent for each full year that the termination of his employment precedes the date he reaches age 65. The retirement benefits under such agreements may be paid at the executive officer's election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain. In addition, such executive officer may elect to receive the entire retirement benefit in a lump sum payment equal to the present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

     Retirement benefits shall be paid commencing on such executive officer's 65th birthday, provided that such executive officer may elect to receive benefits on the later of his 62nd birthday, in which case benefits will be reduced as described above, or the date on which his employment terminates, provided that notice of his termination of employment is given at least one year prior to the termination of employment. Any retirement benefits due under the employment agreement shall be offset by any other retirement benefits that such executive officer receives under any plan maintained by the Company. In the event such executive officer becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

     In the event of such executive officer's death before retirement, the agreement provides that the Company shall be required to pay an annual death benefit to such officer's estate equal to the single life annuity benefit such executive officer would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; provided that such amount would be reduced by five percent for each year such executive officer's death occurs prior to age 65, but in no event more than 50 percent.

     Each of the employment agreements provides that if the Company terminates such executive officer's employment other than for "cause" (as defined in the agreement), such executive officer be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if such executive officer continued employment through the date of the expiration of the agreement(assuming for such purposes that the amount of incentive bonus compensation would be the same in each of the years remaining under the agreement as was paid for the most recent year prior to termination of employment). Each of the agreements further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.

                      CERTAIN TRANSACTIONS

     The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. ("Airport Associates"), a corporation whose stock is owned by J. Hugh Bingham, William H. Simpson, John
J. Gioffre, the estate of David Clark and three unaffiliated third parties. On May 30, 1996, the Company renewed its lease for this facility, scheduled to expire on that date, for an additional five-year term, and adjusted the rent to account for increases in the consumer price index. The lease may be extended for an additional five-year term, with rental payments to be adjusted to reflect changes in the consumer price index. Upon the renewal, the monthly rental payment was increased from $7,000 to $8,073. The Company paid aggregate rental payments of $96,876 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2000. The Company believes that the terms of such lease are no less favorable to the Company than would be available from an independent third party.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The  Compensation  Committee  of  the  Board  of  Directors
establishes the compensation paid to the Company's executive officers, including the individuals named in the Summary Compensation Table. The Compensation Committee met four times during the fiscal year and also communicated informally by telephone conferences between certain members of the Committee and the distribution of memoranda to all members of the Committee.

Policies

      The Compensation Committee seeks to establish compensation policies that provide appropriate rewards to the Company's executive officers commensurate with their service with the Company and to provide incentives for superior performance. Executive compensation is comprised of three components: base salary, annual cash bonuses and stock option awards. In setting an executive officer's base salary, the Compensation Committee engages in a subjective evaluation, examining the officer's level of responsibility in the Company and previous base compensation, the officer's performance over both the short and longer terms, the Company's performance over those periods and the length of the officer's service with the Company, assigning no particular weight to any of these factors. The Company has entered into employment agreements with certain of its executive officers establishing a minimum base annual salary and providing for an annual cash bonus equal to an established percentage of the Company's earnings before income taxes and extraordinary items. Accordingly, the Committee believes that a substantial portion of compensation of executive officers will be tied directly to the Company's overall financial performance.

      In addition, during the fiscal year ended March 31, 1999, the Company awarded executive officers and other employees bonuses under the Company's 1998 Omnibus Securities Award Plan. Because the Company has not awarded stock options to its employees in the several years, and then awarded options only to executive officers, option awards were fairly uniformly distributed among the key employees of the Company, with each executive officer (other than the Chief Executive Officer and the Executive Vice President) receiving 9,000 options. In the most recent fiscal year, the Company awarded 9,000 options to the Executive Vice President and 50,000 options to the Chief
Executive Officer. These options expire five and ten years, respectively, after they were awarded. The options awarded to the Chief Executive Officer were fully exercisable on the date of grant, while the options awarded to the Executive Vice President became exercisable on the date of grant with respect to one half of the shares, and will become exercisable with respect to the remaining half one year after the date of grant. The Compensation Committee believes that options are performance-based compensation and serve as an incentive to management to remain with the Company. Stock options and other equity-based performance compensation may be awarded in the future.

Compensation of Chief Executive Officer

      Upon Mr. Walter Clark's appointment as Chief Executive Officer in April 1997, the Committee established his initial annual salary at $60,000. The Committee authorized an increase in Mr. Walter Clark's annual salary to $120,000 in January 1998. In setting Mr. Walter Clark's salary, the Committee deferred in part to Mr. Walter Clark's request that his compensation be kept relatively low. In determining salary and bonus for Mr. Walter Clark, the Committee has used its subjective evaluation of Mr. Walter Clark's performance and responsibilities, the Company's overall performance and his request that his compensation be relatively low. The Committee believes that the scope and his performance of his responsibilities, would justify a higher level of salary and bonus compensation to Mr. Walter Clark. As noted above, in the most recent fiscal year, the Company awarded 50,000 options to Mr. Walter Clark which vested immediately and are exercisable for a period of ten years. Mr. Clark had not previously received any option award. The Committee believed, based on its subjective analysis, that the amount of such award provides an appropriate level of incentive compensation to Mr. Clark.

                                        Compensation Committee

                                        Claude S. Abernethy, Jr.
                                        Sam Chesnutt
                                        George C. Prill













         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      The following graph compares the Company's cumulative total shareholder return at the end of the five most recent fiscal years, assuming an investment on March 31, 1995 of $100 in Common Stock and reinvestment of all dividends in Common Stock, along with the cumulative total returns determined on the same basis of a broad-based equity market index -- The Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) -- and a peer index - the CRSP Nasdaq Trucking & Transportation Index.

pictureId131072pictureActive0fLine0

        SECTION 15(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2000 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable
        Section 16(a)filing requirements, except that Messrs. Bingham, Gioffre and Simpson were each late in submitting one report for the exercise of options awarded by the Company.

        RATIFICATIN OF INDEPENDENT AUDITORS

        The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending March 31, 2001. The firm has served as the independent auditors for the Company since 1983. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

        ADDITIONAL INFORMATION

        THE COMPANY WILL FURNISH WITHOUT CAUSE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IS SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH
        WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN J. GIOFFRE, SECRETARY.

        OTHER MATTERS

        The Board of Directors knows of no other matters that may be presented at the meeting.

                                     AIR T, INC.



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD AUGUST 22, 2000
                                           AND
                                 INFORMATION STATEMENT





                                    JULY 18, 2000